UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

October 21, 2010 (October 19, 2010)

Janus Capital Group Inc.

(Exact name of registrant as specified in its charter)

DELAWARE	001-15253	43-1804048
(State or other jurisdiction	(Commission file	(IRS Employer
of incorporation)	number)	Identification Number)

151 DETROIT STREET

DENVER, COLORADO 80206

(Address of principal executive offices)  (Zip Code)

Registrant’s telephone number, including area code

(303) 691-3905

Not Applicable

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.  Results of Operations and Financial Condition.

On October 21, 2010, Janus Capital Group Inc. (“Janus” or the “Company”) issued a press release reporting its financial results for the third quarter 2010. Copies of that press release and the earnings presentation are being furnished as Exhibit 99.1 and Exhibit 99.2, respectively, to this Current Report.

Item 5.02.  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

(c) Appointment of Principal Operating Officer

On October 19, 2010, Janus announced the appointment of George S. Batejan as Senior Vice President, Global Head of Technology and Operations, effective October 18, 2010. Mr. Batejan will report to Janus CEO Dick Weil. Mr. Batejan, age 56, has more than 30 years of global technology and operations experience in the financial services industry. Prior to joining Janus, Mr. Batejan served as Senior Vice President and Chief Information Officer at Evergreen Investments, Inc. and as Executive Vice President and Chief Information Officer for Oppenheimer Funds, Inc. He also worked for 18 years at The Chase Manhattan Bank, N.A. where he served in varying capacities. Mr. Batejan earned a Bachelor of Science in Physics and a Master of Science in Management and Industrial Engineering, both from Rensselaer Polytechnic Institute.

A copy of the press release announcing Mr. Batejan’s appointment is attached hereto as Exhibit 99.3.

Item 9.01.  Financial Statements and Exhibits.

(d)	Exhibits

99.1	Janus Capital Group Inc. press release reporting its financial results for the third quarter 2010.

99.2	Janus Capital Group Inc. third quarter 2010 earnings presentation.

99.3	Janus Capital Group Inc. press release announcing the appointment of George S. Batejan as Senior Vice President, Global Head of Technology & Operations.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Janus Capital Group Inc.

Date: October 21, 2010	By:	/s/ Gregory A. Frost
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Document

99.1	Janus Capital Group Inc. press release reporting its financial results for the third quarter 2010.

99.2	Janus Capital Group Inc. third quarter 2010 earnings presentation.

99.3	Janus Capital Group Inc. press release announcing the appointment of George S. Batejan as Senior Vice President, Global Head of Technology & Operations.